UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 20, 2005


                          Hibshman Optical Corporation
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             (Exact name of registrant as specified in its charter)


   New Jersey                         0-20297               88-0284402
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   (State or other jurisdiction       (Commission           (IRS Employer
   of incorporation)                  File Number)          Identification No.)


           266 Cedar St, Cedar Grove, New Jersey                      07009
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          (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (973) 857-2414
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

         On September 29, 2005, the registrant entered into an Agreement and Plan of Merger with Somanta Pharmaceuticals, Inc., a Delaware corporation ("Pharmaceuticals"), for the purpose of changing the registrant's domicile from New Jersey to Delaware (the "Reincorporation").

         The completion of the Reincorporation is a condition to the closing of a merger transaction (the "Somanta Merger Transaction") contemplated by the Somanta Merger Agreement (defined and described below). As a result of the
Reincorporation: (i) the registrant will be merged with and into Pharmaceuticals, (ii) Pharmaceuticals will survive the Reincorporation as the successor in interest and the successor issuer of the registrant, (iii) the Certificate of Incorporation of Pharmaceuticals and the Bylaws of Pharmaceuticals will survive the Reincorporation and continue as the governing documents of the surviving entity, and (iv) each share of the registrant's common stock will represent and become exchangeable for .01305340 shares of Pharmaceuticals common stock, with each registered holder of a fractional share being issued (50) fifty additional shares in lieu of such fractional share.

         On October 20, 2005, the registrant entered into an Agreement and Plan of Merger (the "Somanta Merger Agreement") with Pharmaceuticals, Somanta Incorporated, a Delaware corporation ("Somanta"), Somanta Merger Sub, a Delaware corporation ("Merger Sub") and certain shareholders of the registrant. The Somanta Merger Agreement provides for the merger of Somanta with Merger Sub, a wholly-owned subsidiary of Pharmaceuticals. As a result of the Somanta Merger Transaction, Somanta will become a wholly-owned subsidiary of Pharmaceuticals. The registrant will issue approximately 13,697,834 shares of common stock to the holders of Somanta capital stock in exchange for all the issued and outstanding capital stock of Somanta and will assume all of the outstanding options to purchase 2,032,166 shares of Somanta common stock along with the existing Somanta equity incentive plan. Therefore, immediately following the closing of the Somanta Merger Transaction, the registrant's shareholders will own approximately 3.5% of the outstanding capital stock of Pharmaceuticals (calculated on a fully diluted basis) and the stockholders of Somanta will own approximately 96.5% of the outstanding shares of capital stock of Pharmaceuticals (calculated on a fully diluted basis).

         The Somanta Merger Agreement provides that effective as of the closing of the Somanta Merger Transaction, the registrant's current Board of Directors and officers will resign and the existing Board of Directors and officers of Somanta will be appointed by the registrant's outgoing Board of Directors to fill the vacancies left on Pharmaceuticals Board of Directors and management, respectively, by virtue of such resignations.

         Pursuant to the Somanta Merger Agreement, neither the registrant nor Merger Sub, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives shall, (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any alternative acquisition proposal, (ii) enter into any agreement or take any other action that by its terms could reasonably be expected to adversely affect the ability of the parties to consummate the Somanta Merger Transaction, or (iii) directly or indirectly engage or otherwise participate in any discussions or negotiations

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

with, or provide any information or data to, or afford any access to the properties, books or records of the registrant, Somanta or Merger Sub to, or otherwise assist, facilitate or encourage, any person (other than Somanta or any affiliate or associate thereof) relating to any acquisition proposal.

         The closing of the Somanta Merger Transaction is subject to certain conditions, including, without limitation, the following:

         o the representations and warranties of each of the parties shall be true and correct as of the closing date;

         o the parties shall have performed each of their respective covenants and agreements under the Somanta Merger Agreement prior to the closing date;

         o Somanta shall have completed its due diligence review to its satisfaction;

         o agreements obligating certain investors to acquire at least $10,000,000 in capital stock of the registrant shall have been executed and delivered to the registrant;

         o the Somanta Merger Transaction and the Somanta Merger Agreement shall have been duly approved by holders representing at least 90% of the outstanding capital stock of Somanta;

         o the stockholders of Somanta shall have received certain opinions from the registrants legal counsel;

         o        the Reincorporation shall have been completed;

         o Somanta shall have provided audited financial statements related to its business and operation; and

         o there shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business or operations of the registrant and the registrant's subsidiaries, taken as a whole.

         In addition, the Somanta Merger Agreement may be terminated:

         o by the mutual written consent of the parties to the Somanta Merger Agreement;

         o by either Somanta or the registrant, if the closing has not taken place prior to December 31, 2005;

         o by either Somanta or the registrant if any court of competent jurisdiction has issued an order, judgment or decree restraining or enjoining the Somanta Merger Transaction;

         o by Somanta if the registrant breaches any representation, warranty or covenant in the Somanta Merger Agreement; or

         o by the registrant if Somanta breaches any representation, warranty or covenant in the Somanta Merger Agreement.

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         All costs and expenses incurred in connection with the Somanta Merger
Agreement and the Somanta Merger Transaction shall be paid by the party incurring such costs and expenses, whether or not the Somanta Merger Transaction is consummated; provided, however, that certain shareholders of the registrant shall pay any and all costs and expenses incurred by the registrant in connection with the Somanta Merger Agreement and the Somanta Merger Transaction that exceed a total aggregate amount of $30,000.

         Further, pursuant to the Somanta Merger Agreement, certain shareholders of the registrant are obligated to jointly and severally indemnify, defend and hold harmless Somanta, Merger Sub and the registrant, and their respective officers, directors, employees, agents, shareholders and attorneys from, against, for and in respect of any losses to the extent caused by, arising out of or otherwise related to any breach or inaccuracy in any representation or warranty contained in the Somanta Merger Agreement and certain additional matters.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Hibshman Optical, Corp.


                                             By: /s/ PASQUALE CATIZONE
                                                 -------------------------------
                                                 Pasquale Catizone
                                                 Chief Executive Officer

Dated:  October 21, 2005

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